Exhibit 99.1

                  American Retirement Reports First
                           Quarter Results

    NASHVILLE, Tenn.--(BUSINESS WIRE)--May 7, 2003--American
Retirement Corporation (NYSE: ACR), a leading national provider of senior living housing and care, today reported first quarter 2003 results. Some of the highlights of the quarter were:

    -- Revenue increased by $12.4 million - a 16% increase - over the prior year period.

    -- The Company produced its first operating income since the third quarter of 2001.

    -- Occupancy in the Free-standing assisted living portfolio increased from 68% to 81% over the last year, while the Retirement Center census increased from 91% to 93%.

    -- On a same community basis (communities that have been held for five or more quarters), revenue increased by 11%, community operating contribution (resident and healthcare revenues minus community operating expenses) increased by 16%, and occupancy by 4%.

    -- The Company's five entry fee communities benefited from 38 apartment sales, resulting in $5.2 million of gross entry fee receipts, and $2.6 million net of refunds paid to prior residents.

    OPERATIONS

    Revenue

    The Company's revenue increased for the first quarter, growing by $12.4 million to $88.4 million, an increase of 16% when compared to first quarter 2002. The three most significant contributors for the quarter's revenue increase were increased occupancy in the Company's assisted living communities ("Free-standing AL's"), increased revenue per unit in the Company's portfolio of large retirement communities ("Retirement Centers"), and the conversion of an Arizona community from a management agreement to a lease in the second quarter of 2002. Following is a summary of the Company's total revenue by operating segment for the three months ended March 31, 2003 and 2002 (in thousands):

                         Three Months Ended
                       -----------------------------------------------
                         Mar 31,     Mar 31,        $           %
                          2003        2002       Change      Change
                       ----------- ----------- ----------- -----------
Revenues:
 Retirement Centers    $   67,851  $   60,039  $    7,812          13%
 Free-standing AL's        18,201      14,491       3,710          26%
 Management Services        2,366       1,516         850          56%
                       ----------- -----------  ---------- -----------
      Total            $   88,418  $   76,046  $   12,372          16%
                        ==========  ==========  ========== ===========

    Segment Operating Contribution

    The Company evaluates the performance of its business segments, primarily, based upon their operating contributions, which the Company defines as revenue for the segment less operating expenses associated with that segment. On a quarter over quarter basis, the Retirement Centers achieved a $1.5 million improvement, Free-standing AL's achieved a $2.4 million increase, the management services produced a $395,000 increase and, in total, the three achieved a $4.3 million improvement. Following is a summary of segment operating contribution for the three months ended March 31, 2003 and 2002 (in thousands):

Operating Contribution by Segment

                                  Three Months Ended
                                  -----------------------------------
                                   Mar 31,  Mar 31,    $        %
                                    2003     2002    Change   Change
                                  -------- -------- -------- --------
Community Operating Contribution:
 Retirement Centers               $22,316  $20,831   $1,485        7%
 Free-standing AL's                 2,999      624    2,375      381%
Management Services Operating
  Contribution                        460       65      395      608%

    Retirement Centers

    Consolidated Retirement Centers

    The Company owns or leases 26 Retirement Centers with an aggregate capacity of 7,802 units that are included in the Company's consolidated financial results. The consolidated Retirement Centers produced a 13% increase in revenue for the first quarter of 2003 when compared to the first quarter of 2002. The increase in revenue was driven by increased average occupancy, rate increases, increased ancillary services provided by the Company as well as the conversion of the Company's management agreement relating to an Arizona community to a long-term lease.
    The consolidated Retirement Centers produced $1.4 million more revenue, a 2% increase, versus the fourth quarter of 2002. The first quarter typically produces the greatest quarter over quarter revenue increase for stable operations because many rate increases are effective at the beginning of the year. The operating contribution of the Retirement Centers increased by $2.4 million from the fourth quarter of 2002, a 12% increase. Along with the revenue increase, the improvement of the Retirement Center operating contribution resulted from expense control initiatives, particularly in nursing and dining services and from the fewer labor days in the quarter. This operating contribution improvement was accomplished in spite of higher property-related costs associated with a harsh winter as well as increased marketing expenditures.
    In spite of a difficult selling environment during the first quarter, the Retirement Centers maintained their historically high occupancy levels. At March 31, 2003, occupancy at the consolidated Retirement Centers was at 94%, with 95% occupancy in independent living, 92% in assisted living and 90% in skilled nursing.

    Entrance Fee Retirement Centers

    Five of the Company's consolidated Retirement Centers charge entry fees to new independent living residents, including four owned and one leased communities. The five entry fee communities contain over 1,700 independent living apartments with entrance fees that have a current aggregate market value of approximately $269 million (for sold and unsold units), or an average of $158,000 per unit. The current unsold apartments available for sale represent an aggregate potential entrance fee sale value of almost $22 million.
    In the first quarter, the Company sold 38 entry-fee apartments in its consolidated Retirement Centers, producing $5.2 million of proceeds or $2.6 million after refunds to previous residents. The first quarter was a challenging period for sales given the many uncertainties associated with the war in Iraq and the economic conditions in the United States. Nonetheless, the Company achieved close to its historical average for entry-fee sales, even as a number of prospective residents deferred their purchases.
    In addition to the five owned and leased entry-fee communities, the Company receives the cash flow benefit, through its management agreement, of a sixth entry-fee Retirement Center. That community has 497 apartments with 20 apartments currently unsold. For the first quarter, this community sold 10 apartments for a net cash flow of approximately $300,000.

    Free-standing AL's

    The Company currently operates 33 Free-standing AL's, including three communities which were segregated as being held for sale and as discontinued operations in the first quarter. Occupancy for the Free-standing AL portfolio reached 81% at the end of the first quarter, up from 68% a year ago. Currently, 26 of the 33 Free-standing AL's are at greater than 80% occupancy and 7 are at greater than 90% occupancy.
    Revenue from the Free-standing AL's (excluding the three communities held for sale) increased from $14.5 million for the first quarter of 2002 to $18.2 million for the first quarter of 2003. The operating contribution for the Free-standing AL portfolio increased from $.6 million to $3.0 million on a quarter over quarter comparison. This improvement was driven almost entirely by occupancy increases.
    The following table presents quarterly Free-standing AL operating results for the three months ended March 31, 2003 and 2002 (in thousands):

                               Three Months Ended
                               ---------------------------------------
                                Mar 31,   Mar 31,      $         %
                               --------- --------- --------- ---------
                                 2003      2002     Change    Change
                               --------- --------- --------- ---------
Free-standing AL's:
   Revenues                     $18,201   $14,491    $3,710        26%
 Community Operating
  Contribution                  $ 2,999   $   624    $2,375       381%
   % Occupancy                       81%       68%     13pts       12%

Note: Excludes three Free-standing AL's held for sale and as discontinued operations


    Management Services

    The Company manages six additional Retirement Centers, with an aggregate capacity of 2,098 units, under various forms of management agreements, which are included in the management services segment. The Company also operates two unconsolidated joint-venture Free-standing AL's that are included in this segment. These communities produced management fee income of $460,000 in the first quarter of 2003. This is an increase of $395,000 from the first quarter of 2002 resulting mainly from changes in operating results at the managed communities.

    CORPORATE GENERAL AND ADMINISTRATIVE

    Corporate general and administrative (G & A) expenses for the first quarter of 2003 were $6.0 million versus $5.9 million for the first quarter of 2002. The Company's G & A is broken down into three components:

    Home Office and Regional Costs

    The first component relates to costs associated with the various departments supporting the Company's field operations. These expenses were $4.9 million for the first quarter of 2003, which were slightly lower than the first quarter of 2002.

    Risk Management and Insurance Costs

    The Company maintains general and professional liability, workers' compensation and a self-insured employee medical program with stop-loss insurance coverage. The insurance premiums are allocated to each of the Company's communities on a monthly basis, and the Company maintains consolidated, unallocated accruals for claims not settled and for claims incurred but not reported. For the first quarter of 2003, G & A expenses related to general and professional liability costs, employee medical costs, and workers' compensation costs were $1.1 million versus $1.0 million for the first quarter of 2002.

    Other G & A Costs

    This component includes items such as transaction-related expenses related to the Company's refinancing activities and the resolution of prior period accrual items. For 2002, this was a benefit of almost $400,000, though it varied from quarter to quarter. During the first quarters of 2002 and 2003, there were no other G & A items.
    G & A as a percent of reported revenue declined from 7.8% in the first quarter of 2002 to 6.8% in the first quarter of 2003. G & A, as a percentage of the aggregate revenue of all the communities (defined as total consolidated revenues and the revenues of managed communities less their associated management fees) operated or managed by the Company declined from 5.9% to 5.5% for the first quarter. Management believes that the aggregate revenue measure incorporates all of the operations related to activities associated with G & A and is the most appropriate manner in which to assess the effectiveness of its G & A. The aggregate revenue is comprised of:

Aggregate Revenue:                              Three Months Ended
                                             -------------------------
                                                Mar 31,      Mar 31,
                                             ------------ ------------
                                                 2003         2002
                                             ------------ ------------
Total consolidated revenues                     $ 88,418     $ 76,046
Revenues of managed communities                   21,170       23,848
Less management fees                                (460)         (65)
                                             ------------ ------------
Aggregate revenue                               $109,128     $ 99,829
                                             ============ ============
G & A as a % of Aggregate revenue                    5.5%         5.9%

    SAME COMMUNITY RESULTS

    Another measure of the Company's operating performance is its Same Community Results - which represents the results of communities that have been held for five or more quarters. The Company's Same Community Results showed a revenue increase of 11%, a community operating contribution increase of 12% and an increase in occupancy from 87% to 91% during the first quarter of 2003 versus the first quarter of 2002. While average monthly revenue per unit increased by 5%, the average expense per unit increased by 3%. The Company's Same Community Results, which exclude the effects of expansions and acquisitions within the past year, included 53 communities for both periods.

    OPERATING INCOME (LOSS) and NET LOSS

    The Company produced operating income for the first time since the third quarter of 2001, and the largest since the second quarter of 2000 when many of the Free-standing AL's were opened.

Operating Income (Loss):          Three Months Ended
                                 March 31,  March 31,     $       %
                                    2003       2002    Change   Change
                                  --------  --------- --------- ------
Community Operating Contribution
 -Retirement Centers             $ 22,316  $  20,831  $  1,485      7%
Community Operating Contribution
 - Free-standing AL's               2,999        624     2,375    381%
Management Services Operating
 Contribution                         460         65       395    608%
G&A                                (5,981)    (5,920)       61      1%
Lease expense(1)                  (10,083)   (32,598)  (22,515)  (69%)
Depreciation and amortization(2)   (6,672)   (12,070)   (5,398)  (45%)
                                  --------  ---------  -------- ------
  Operating (loss) income        $  3,039  $ (29,068) $ 32,107    111%
                                  ========  =========  ======== ======

(1) Lease expense for the three months ended March 31, 2002 includes $23.2 million of additional lease expense related to terminated synthetic leases prior to sale lease-back transactions as part of the Company's refinancing activities.

(2) Depreciation and amortization expense for the three months ended March 31, 2002 includes $6.6 million of additional amortization expense related to terminated synthetic leases prior to sale lease-back transactions as part of the Company's refinancing activities.

    While the Company produced increased operating income during the first quarter, the Company's fixed charges also increased as a result of the Company's refinancing activities. The Company experienced a net loss for the quarter of $11.0 million or $.63 per diluted share, compared to a loss of $38.1 million or $2.20 per diluted share for the same prior year period.

    REFINANCING AND OTHER ACTIVITIES

    On February 28, 2003 the Company sold a Free-standing AL in Florida for $6.5 million and contemporaneously leased the property back from the buyer. The sale agreement contains certain formula-based earnout provisions which may provide for up to $1.1 million of additional sales proceeds to the Company based on future performance of the community. This lease is classified as a lease financing obligation. The lease is a 15-year lease with two ten-year renewal options. The Company has the right of first refusal to repurchase the leased community.

    COMMENTS

    "In the face of challenges during the quarter produced by the effects on residents and potential residents of the deteriorating stock market, low yields (interest rates) on investments and Iraqi war concerns, the Company's communities made good progress." CEO Bill Sheriff said.
    "Our Retirement Center operations continue to be solid performers with increased occupancy versus a year ago," Mr. Sheriff continued. "We were effective at raising revenue per unit through the use of moderate rate increases, but especially through the development of ancillary services like therapy. We also worked hard over the last quarter to control expenses, and did so without sacrificing service to the residents. As we enter the second quarter, we are encouraged by the recent improvement in consumer sentiment and the resulting activity at our communities."
    "Similarly, our Free-standing AL portfolio increased occupancy from a year ago. However, the difficult first quarter market environment did have an effect and we were able to increase occupancy by only 1% over the prior quarter. On the other hand, we did make good progress on raising revenue per unit through a number of actions. We reduced the use of sales incentives and price concessions in many markets. Additionally, we raised selling rates where demand is high and issued billing rate increases for a number of current residents. We also increased our community fees (i.e. move-in fees) and are more effectively collecting them. Much of this is not fully reflected in the first quarter numbers, but will help the second quarter and beyond."
    "Reaching operating profitability and nearing positive cash flow is a another solid step forward. We know we have a distance go yet, but we expect to continue to show progress every quarter towards a solid cash flow and healthy company."

    FURTHER INFORMATION

    Conference Call Information

    American Retirement Corporation will hold a conference call with Bill Sheriff, Chairman and Chief Executive Officer, and George Hicks, Chief Financial Officer, to discuss the Company's first quarter financial results. The call will be held on Thursday, May 8, 2003 at 3:00 p.m. ET and parties may participate by either calling 877-252-6354 or through the Company's website at www.arclp.com. Click on the broadcast icon to listen to the earnings call - Windows Media Player(TM) is required to listen to this web cast. In addition, the call will be archived on the Company's website (click on the broadcast icon). Any material information disclosed on the conference call that has not been previously disclosed publicly will also be available at the Investor Relations portion of the Company's web site.

    Additional Filings

    The Company's results are described in greater detail in the Company's Form 10-Q, which will be filed with the Securities and Exchange Commission on or about May 8th, 2003. The Company also will file on May 8th a Form 8-K with the Securities and Exchange Commission, which includes supplemental information relating to the first quarter 2003 results. These filings will be available through the Investor Relations section of the Company's website - www.arclp.com.

    COMPANY PROFILE

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operations and management of senior living communities, including independent living communities, continuing care retirement communities, free-standing assisted living communities, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy was inspired by the vision of its founders, Dr. Thomas F. Frist, Sr. and Jack C. Massey, to enhance the lives of seniors by providing the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 65 senior living communities in 14 states, with an aggregate unit capacity of approximately 12,900 units and resident capacity of approximately 14,500. The Company owns 23 communities, leases 36 communities, and manages six communities pursuant to management agreements. Approximately 90 percent of the Company's revenues come from private pay sources.

    SAFE HARBOR STATEMENT

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including, without limitation, all statements concerning the Comments section of this press release and those regarding the Company's future operating and financial expectations and its strategy to improve financial results. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following:
(i) the risk associated with the Company's financial condition and significant leverage, including the fact that its cash flow does not currently cover its obligations, (ii) the possibility of future defaults under the Company's debt or lease agreements, (iii) the Company's ability to sell its entry-fee units and to increase occupancy at the Company's communities (especially its Free-standing AL's), (iv) the Company's ability to improve the Company's results of operations, increase cash flow and reduce expenses, (v) the Company's ability to sell the assets that it currently has for sale, (vi) the risks associated with the adverse market conditions of the senior housing industry and the United States economy in general, (vii) the risk that the Company is unable to obtain liability insurance in the future or that the costs thereof (including deductibles) will be prohibitive, (viii) the Company's ability to obtain new financing or extend and/or modify existing debt and (ix) the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 under the caption "Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)



                                  Three months ended      Increase
                                       March 31,         (Decrease)
                                  ------------------------------------
                                     2003      2002      $        %
                                  --------  --------  -------- -------
Revenues:
  Resident and health care       $ 86,052  $ 74,530  $ 11,522    15.5%
  Management services                 460        65       395   607.7%
  Reimbursed expenses               1,906     1,451       455    31.4%
                                  --------  --------  -------- -------
   Total revenues                  88,418    76,046    12,372    16.3%

Operating expenses:
  Community operating expenses     60,737    53,075     7,662    14.4%
  General and administrative        5,981     5,920        61     1.0%
  Lease expense                    10,083    32,598   (22,515)  -69.1%
  Depreciation and amortization     6,154     4,948     1,206    24.4%
  Amortization of leasehold
   acquisition costs                  518     7,122    (6,604)  -92.7%
  Reimbursed expenses               1,906     1,451       455    31.4%
                                  --------  --------  -------- -------
   Total operating expenses        85,379   105,114   (19,735)  -18.8%
                                  --------  --------  -------- -------

   Operating income (loss)          3,039   (29,068)   32,107   110.5%

Other income (expense):
  Interest expense                (12,799)  (10,397)    2,402    23.1%
  Interest income                     696     1,660      (964)  -58.1%
  Loss on sale of assets              (58)      (26)       32   123.1%
  Other                               174       597      (423)  -70.9%
                                  --------  --------  -------- -------
   Other expense, net             (11,987)   (8,166)    3,821   -46.8%
                                  --------  --------  -------- -------


    Loss from continuing
     operations before income
     taxes, minority interest      (8,948)  (37,234)   28,286    76.0%

Income tax expense                    130        97        33    34.0%
                                  --------  --------  -------- -------

   Loss from continuing
    operations before minority
    interest                       (9,078)  (37,331)   28,253    75.7%

Minority interest in earnings of
 consolidated subsidiaries, net
 of tax                              (612)        -      (612)      -
                                  --------  --------  -------- -------

   Loss from continuing
    operations                     (9,690)  (37,331)   27,641    74.0%

Discontinued operations, net of
 tax                               (1,280)     (740)     (540)   73.0%
                                  --------  --------  -------- -------

   Net loss                      $(10,970) $(38,071) $ 27,101    71.2%
                                  ========  ========  ======== =======

 Diluted loss per share          $  (0.63) $  (2.20)
                                  ========  ========

Weighted average shares used for
 diluted loss per share data       17,343    17,277
                                  ========  ========

----------------------------------------------------------------------

                                  March 31, Dec. 31,
                                    2003      2002
                                  --------  --------
Selected Balance Sheet Data:
   Cash and cash equivalents     $ 17,001  $ 18,244
   Working capital                  8,343    15,725
   Land, buildings and equipment,
    net                           565,882   578,804
   Total assets                   827,948   839,998
   Long-term debt, including
    current portion               542,060   540,651
   Refundable portion of entrance
    fees                           59,813    60,066
   Shareholders' equity             1,937    12,907


AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS
(UNAUDITED)
(in thousands)



                                   Three months ended     Increase
                                        March 31,        (Decrease)
                                   -----------------------------------
                                     2003      2002      $        %
                                   -------  --------  -------- -------
 Revenues
   Retirement Centers             $67,851  $ 60,039  $  7,812    13.0%
   Free-standing ALs               18,201    14,491     3,710    25.6%
   Management Services              2,366     1,516       850    56.1%
                                   -------  --------  -------- -------
    Total revenue                  88,418    76,046    12,372    16.3%
                                   =======  ========  ======== =======

 Retirement Centers
   Resident and healthcare revenue 67,851    60,039     7,812    13.0%
   Community operating expense     45,535    39,208     6,327    16.1%
                                   -------  --------  -------- -------
    Community operating
     contribution                  22,316    20,831     1,485     7.1%
                                   -------  --------  -------- -------

 Free-standing ALs
   Resident and healthcare revenue 18,201    14,491     3,710    25.6%
   Community operating expense     15,202    13,867     1,335     9.6%
                                   -------  --------  -------- -------
    Community operating
     contribution                   2,999       624     2,375   380.6%
                                   -------  --------  -------- -------

 Management Services
   Management services                460        65       395   607.7%
   Reimbursed expense revenues      1,906     1,451       455    31.4%
   Reimbursed expense               1,906     1,451       455    31.4%
                                   -------  --------  -------- -------
    Management Services
     operating contribution           460        65       395   607.7%
                                   -------  --------  -------- -------

 General and administrative
  expense                           5,981     5,920        61     1.0%
 Lease expense                     10,083    32,598   (22,515)  -69.1%
 Depreciation and amortization      6,672    12,070    (5,398)  -44.7%
                                   -------  --------  -------- -------
   Operating income (loss)        $ 3,039  $(29,068) $ 32,107   110.5%
                                   =======  ========  ======== =======


----------------------------------------------------------------------

                                     Three months         Increase
                                         ended           (Decrease)
                                   -----------------  ----------------
                                    March   December     $        %
                                   -------  --------  -------- -------
                                     2003      2002    Change  Change
 Revenues
   Retirement Centers              67,851    66,471     1,380     2.1%
   Free-standing ALs               18,201    17,703       498     2.8%
   Corporate and other              2,366     2,003       363    18.1%
                                   -------  --------  -------- -------
    Total revenue                  88,418    86,177     2,241     2.6%
                                   =======  ========  ======== =======

 Retirement Centers
   Resident and healthcare revenue 67,851    66,471     1,380     2.1%
   Community operating expense     45,535    46,578    (1,043)   -2.2%
                                   -------  --------  -------- -------
    Community operating
     contribution                  22,316    19,893     2,423    12.2%
                                   -------  --------  -------- -------

 Free-standing ALs
   Resident and healthcare revenue 18,201    17,703       498     2.8%
   Community operating expense     15,202    15,201         1     0.0%
                                   -------  --------  -------- -------
    Community operating
     contribution                   2,999     2,502       497    19.9%
                                   -------  --------  -------- -------

 Management services
   Management services                460       842      (382)  -45.4%
   Reimbursed expense revenues      1,906     1,161       745    64.2%
   Reimbursed expense               1,906     1,161       745    64.2%
                                   -------  --------  -------- -------
    Management services
     operating contribution           460       842      (382)  -45.4%
                                   -------  --------  -------- -------

 General and administrative
  expense                           5,981     5,659       322     5.7%
 Lease expense                     10,083    10,030        53     0.5%
 Depreciation and amortization      6,672     6,825      (153)   -2.2%
 Asset impairment and other losses            1,450    (1,450) -100.0%
                                   -------  --------  -------- -------
   Operating income (loss)          3,039      (727)    3,766   518.0%
                                   =======  ========  ======== =======

    CONTACT: American Retirement Corporation, Nashville
             Ross C. Roadman, 615/376-2412